                                                                  EXHIBIT 10.04
                                      TAB 4

                                    EXHIBIT B

(Attached to and forming a part of the CONTRIBUTION AGREEMENT, dated as of October 29, 1997, between CBS, INC., DATA BROADCASTING CORPORATION and MARKETWATCH.COM,LLC)

--------------------------------------------------------------------------------

                                LICENSE AGREEMENT

         AGREEMENT made as of the 29th day of October, 1997, by and between CBS, Inc., 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), and Marketwatch.Com, LLC, c/o Data Broadcasting Corporation, 1900 South Norfolk Street, San Mateo, CA 94403 (herein called "MarketWatch").

1.       DEFINITIONS

         1.1 "CBS Competitor" means any Person, other than CBS, who/which is engaged either directly, or indirectly through an Affiliate, in radio or television programming or program distribution (whether free over-the-air, cable, telephone, local, microwave, or direct broadcast satellite or otherwise) in North America. An "Affiliate" of the Person concerned, in the preceding sentence, means a Person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Person concerned.

         1.2 "CBS Content Pages" means pages of the MarketWatch Site that include any CBS News Content.

         1.3 "CBS License Guidelines and Restrictions" or "CBS License Guidelines" means the clearance, form, format and use restrictions and procedures set forth in Exhibit 2 attached hereto which MarketWatch shall adhere to in its use of CBS News Content, CBS Marks, MarketWatch Site Content on the MarketWatch Site and on any other MarketWatch Internal Site linked from the MarketWatch Site.

         1.4 "CBS Marks" means the following CBS registered trademarks, as shown in Exhibit 1 attached hereto: CBS(R) and the CBS "Eye" design.

         1.5 "CBS News Content" means any current news Television Content (excluding, for avoidance of doubt, any archival Content or television/radio program outtakes) related to business and financial issues and contained in CBS New's regularly scheduled hard news broadcasts, scheduled special events coverage and unscheduled live breaking news coverage which CBS has the right to license for use on the Internet. (Nothing herein shall be construed to grant MarketWatch any rights to CBS Radio Content or any Content of CBS Cable [i.e., Content contained in coverage or broadcasts of the CBS Radio division of CBS and/or CBS Cable]).

         1.6 "Content" means text, graphics, photographs, video, audio and/or other data or information, including, without limitation, Televisions Content, relating to any subject.

         1.7 "Date and Time Network Guidelines" means the guidelines issued by CBS which restrict any advertisement from disclosing the date and time of the program or event advertised.

         1.8 "Intellectual Property Rights" means all inventions, discoveries, trademarks, patents, trade names, copyrights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, whether on film, tape or any other medium.

         1.9 "Internet" means global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless otherwise.

         1.10 "Internet Site" means any site or service delivering Content on or through the Internet, including, without limitation, any on-line service such as America Online, Compuserve, Prodigy and the Microsoft Network.

         1.11 "MarketWatch Content" means any Content owned or controlled by MarketWatch other than CBS Property (as defined in subparagraph 7.1(a)).

         1.12 "MarketWatch Site" means the Internet website owned by MarketWatch and currently existing as portions of the dbc.com website that provide stock quotes, personal finance information and business and stock stories. The sections of dbc.com that constitute part of the MarketWatch Site are "DBC News," "Finance Markets," "Mutual Fund Center," "Trading Center," "Stockchat" and "MarketWatch".

         1.13 "Net Advertising Revenues" means the gross U.S. dollar sums actually received from the sale of advertising on the MarketWatch Site by or on behalf of MarketWatch, less all third-party payments actually made, including, without limitation, sales representative commissions provided that, for the purposes of this paragraph, such sales representative commissions shall be deemed not to exceed fifteen percent (15%) in each instance.

         1.14 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

         1.15 "Television Content" consists of Content broadcast on television.

  2.     LICENSE

         2.1 CBS grants to MarketWatch, during the term of this Agreement and subject to the terms and conditions contained herein, the non-exclusive right and license:

                  (a) to use, copy, publicly display, perform, distribute or otherwise make available on or through the MarketWatch Site, the CBS News Content, to the extent CBS has the right to so license such Content. CBS agrees that users of the MarketWatch Site may view, access, retrieve, copy and print only for noncommercial private use any CBS News Content distributed hereunder on the MarketWatch Site.

                  (b) to use the CBS Marks in connection with MarketWatch's operation of the MarketWatch Site.

Nothing in this Agreement grants MarketWatch ownership or other rights in or to the CBS News Content or the CBS Marks, except in accordance and to the extent of this license.

         2.2 MarketWatch's exercise of the rights granted herein shall conform to the restrictions or requirements set forth in the CBS License Guidelines (attached hereto as Exhibit 2), as such License Guidelines may be amended or revised by from time to time by CBS, to reflect any changes in the business, practice, procedures or policies of CBS or MarketWatch.

         2.3 (a) MarketWatch shall have access to all CBS News Content, and, subject to the conditions stated in the next sentence, CBS shall deliver, at times reasonably requested by MarketWatch, all CBS News Content in a mutually agreed form and format (including, for avoidance of doubt, video and text, to the extent reasonably possible). CBS shall have the right to refuse to deliver to MarketWatch any CBS News Content if, in CBS's sole discretion, the CBS News Content or the use contemplated, conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any person, or subject CBS to liability for any reason.

                  (b) MarketWatch shall be responsible for and shall reimburse CBS for all actual costs and expenses, above and beyond those expenses normally incurred by CBS in the ordinary course of business, which are incurred by CBS in preparing and/or delivering the CBS News Content in the desired form and format. Any amounts to be paid under this paragraph 2.3(b) shall be due and payable within 30 days of receipt of an invoice relating to such amounts. Those amounts will also be recoupable from all monies becoming payable to MarketWatch under this or any other Agreement or otherwise to the extent to which they have not actually been paid or reimbursed as provided for in the preceding sentence.

         2.4 All Content which MarketWatch intends to use on the MarketWatch Site shall consist of business or financial-related and other content deemed appropriate by CBS. During the term of this Agreement, Any Content displayed on the MarketWatch Site shall be subject to any restrictions or requirements set forth in the CBS License Guidelines. CBS shall have the right to demand the withdrawal from the MarketWatch Site of any Content which in CBS's sole opinion conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or which might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any Person, or subject CBS to liability for any reason. Upon notice from CBS to withdraw the Content concerned, MarketWatch shall cease using any such Content on the MarketWatch Site as soon as commercially and technically feasible, but in any event within three (3) days after the date of CBS's notice. If MarketWatch cannot cease using such Content within twenty-four (24) hours, MarketWatch will so notify CBS detailing why the cessation cannot be effected within twenty-four (24) hours and when the cessation will be effected, subject to the terms of the preceding sentence.

         2.5 (a) During the term of this Agreement, MarketWatch shall, in all instances, consult with CBS regarding (visual and editorial) presentation of the CBS News Content on the MarketWatch Site; provided, however, that in the event the parties cannot agree in any instance, then CBS's decision will be conclusive. In no event shall MarketWatch distort or misrepresent any material contained in the CBS News Content. No CBS News Content shall be used/displayed out of context; MarketWatch shall have the right to edit and revise the CBS News Content subject to CBS's prior approval in each instance.

                  (b) MarketWatch shall be solely responsible for the engineering, production, maintenance and monitoring of all CBS News Content which MarketWatch makes available on the MarketWatch Site.

                  (c) Subject to any restrictions or requirements in the CBS License Guidelines, MarketWatch shall have the right, but not the obligation, to correct any errors, omissions and/or inaccuracies in the transmission or transcription of the CBS News Content identified by MarketWatch or reported to MarketWatch by MarketWatch Site users.

                  (d) Notwithstanding anything to the contrary contained herein, upon notice from CBS, MarketWatch shall cease using any CBS News Content which
(i) in CBS's sole opinion, conflicts, interferes with or is detrimental to CBS's reputation or business or (ii) becomes subject to any third party restriction or claim which would prohibit, limit or restrict the use thereof on the Internet.

         2.6 Except as otherwise specified in this Agreement, during the term of this Agreement, MarketWatch shall not, without CBS's prior written approval:

                  (a) display, perform, distribute, transmit or otherwise make available in any media now known or hereafter developed, other than through the MarketWatch Site, any CBS News Content, CBS Marks, or any portion thereof.

                  (b) advertise, promote or market in any media now known or hereafter developed, including the Internet, any CBS Competitor, except that MarketWatch may promote any CBS Competitor on/in any of its venues other than the MarketWatch Site, to the extent that CBS would permit such advertising, promotion or marketing on the CBS Television Network, pursuant to its Date & Time Network Guidelines.

         2.7 In the event that MarketWatch desires to use any music contained in any CBS News Content on the MarketWatch Site, prior to such use, MarketWatch shall (i) report to the applicable music rights society on behalf of CBS, all titles and publishers of all such music and, (ii) secure, at its sole cost and expense, and pay for all performing, duplication and/or recording rights licenses, if any, necessary for the use of such music on the Internet. CBS shall endeavor to deliver to MarketWatch accurate music cue sheets for all such music.

         2.8 Upon expiration or termination of this Agreement, MarketWatch shall immediately cease all use of the CBS Marks and any CBS News Content or Content derived therefrom in connection with the name and operation of the MarketWatch Site or otherwise. In connection with the above, MarketWatch shall immediately remove or erase the CBS News Content (and any Content derived therefrom) and CBS Marks from the MarketWatch Site as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the MarketWatch Site more than five (5) days after expiration or CBS's notice of termination, as applicable, and at CBS's request, MarketWatch shall furnish CBS with certified evidence of such removal or erasure satisfactory to CBS.

3.       TERM

         3.1 The term of this Agreement shall begin on October 29, 1997 and shall continue in full force and effect for a period of five (5) consecutive years, through and including October 29, 2002, unless it is terminated earlier in accordance with the terms and conditions contained herein.

4.       TRADEMARKS

         4.1 CBS shall deliver to MarketWatch a copy of each CBS Mark in the form in which such Mark may be used by MarketWatch on the MarketWatch Site. MarketWatch acknowledges that the CBS Marks are trademarks owned or controlled by CBS, Inc. and that all uses by MarketWatch of such CBS Marks shall inure to CBS's benefit. MarketWatch shall maintain CBS quality standards with respect to its use of the CBS Marks, and otherwise use the CBS Marks subject to any restrictions or requirements disclosed by CBS (including any requirements/restrictions delineated in the CBS License Guidelines). All materials bearing the CBS Marks shall be subject to CBS's prior written approval.

         4.2 MarketWatch shall not file any application in any country to register a trademark which contains "CBS," or is the same as, similar to, or deceptive or misleading with respect to the CBS Marks or any other CBS trademark. If any application for registration is filed in any country by MarketWatch in contravention of this paragraph 4.2, CBS shall have the right to take appropriate action against MarketWatch, including seeking injunctive relief, to prohibit or otherwise restrain MarketWatch's use of the infringement party's use of the infringing mark.

         4.3 In the event that MarketWatch learns of any infringement, threatened infringement, or passing off of the CBS's trademarks or logos licensed for use under this Agreement, or that any Person claims or alleges that the such trademarks or logos are liable to cause deception or confusion to the public, then MarketWatch shall notify CBS of the particulars thereof.

         4.4 Upon the expiration or termination of this Agreement, MarketWatch shall cease all use of the CBS Marks, as soon as commercially and technically practicable, but in any event, no later than five (5) days after expiration or termination of this Agreement.

5.       COMPENSATION

         5.1 In consideration of the rights herein granted, MarketWatch shall pay CBS thirty percent (30%) of the Net Advertising Revenues over and above the first One Million Dollars ($1,000,000) of Net Advertising Revenues derived from the sale of advertising on the MarketWatch Site during the term of this Agreement.

         5.2 In the event that the rights granted by CBS to MarketWatch pursuant to this Agreement cause CBS to recognize income for federal income tax purposes in an amount which exceeds the amount prescribed for such rights in paragraph
5.1 above (the "Excess"), then the entire amount of any deductions available to MarketWatch solely attributable to such Excess shall be allocated by MarketWatch to CBS.

6.       ACCOUNTINGS

         6.1 MarketWatch will compute Net Advertising Revenues as of each March 31, June 30, September 30 and December 31 for the prior three (3) months. Within forty-five (45) days after the calendar quarterly period concerned, MarketWatch will send CBS a statement covering those sums and will pay CBS and Net Advertising Revenues due. Acceptance by CBS of any statement or payment shall not preclude CBS from challenging the accuracy thereof.

         6.2 MarketWatch will maintain accurate books and records which report the sales of advertising on the MarketWatch Site. CBS may, at its own expenses, examine and copy those books and records, as provided in this paragraph. CBS may make such an examination for a particular statement within three (3) years after the date when the other party sends the examining party the statement concerned. (MarketWatch will be deemed conclusively to have sent CBS the statement concerned on the date prescribed in paragraph 6.1, unless CBS notifies MarketWatch otherwise with respect to any statement, within thirty (30) days after that date). CBS may make those examinations only during MarketWatch's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the MarketWatch office in San Mateo, California, unless otherwise notified. CBS will be required to notify MarketWatch at least ten (10) days before the date of planned examination. If CBS's examination has not been completed within two months from the time CBS begins it, MarketWatch may require CBS to terminate it on seven (7) days notice to CBS at any time.

7.       RIGHTS

         7.1 (a) As between CBS and MarketWatch: CBS is or shall be the exclusive owner of and shall retain all right, title and interest to the CBS's News Content or any Content derived therefrom, and the CBS Marks, including all Intellectual Property Rights therein (the "CBS Property").

                  (b) MarketWatch is the exclusive owner of and shall retain all right, title and interest to the MarketWatch Content or any Content derived therefrom, the MarketWatch Site and all Intellectual Property Rights therein, excluding the CBS Property.

                  (c) MarketWatch shall place a notice of copyright on each CBS Content Page in accordance with the CBS License Guidelines. No CBS Content Page shall contain any other copyright notice whatsoever except as provided in the CBS License Guidelines. MarketWatch shall cooperate fully with CBS in connection with CBS's obtaining appropriate copyright protection in the name of CBS for any CBS Content Page.

         7.2 Each party agrees to take all action and cooperate as is reasonably necessary, at the other party's request and expense, to protect the other's respective rights, titles, and interests specified in this Article 7, and further agrees to execute any documents that might be necessary to perfect each party's ownership of such rights, titles, and interests.

8.       WARRANTIES; REPRESENTATIONS; INDEMNITIES

         8.1      (a)      CBS represents and warrants that:

                           (i) it has full power and authority to enter into
                  this Agreement.

                           (ii) it has sufficient right and authority to grant
                  to MarketWatch all licenses and rights granted by CBS hereunder.

                           (iii) the CBS Marks and the use thereof as permitted
                  pursuant to this Agreement shall not violate any law or infringe upon or violate any rights of any Person.

                  (b)      MarketWatch represents and warrants that:

                           (i) it owns or controls all right, title, and
                  interest in and to the MarketWatch Site, and all Intellectual Property Rights therein, necessary to carry out its obligations hereunder and to grant and assign the rights and licenses granted to CBS herein.

                           (ii) it is has the full power and authority to enter
                  into and fully perform this Agreement.

                           (iii) the MarketWatch Site, any MarketWatch Site
                  Content and any Content developed or furnished by MarketWatch hereunder and the use thereof shall not violate any law or infringe upon or violate any rights of any Person.

         8.2 Each party shall at all times indemnify, hold harmless and defend the other party in accordance with the indemnification provisions (applicable to such party) set forth in Article VI of the Contribution Agreement among CBS, MarketWatch and Data Broadcasting Corporation dated as of October 29, 1997 (the "Contribution Agreement").

9.       REMEDIES

         9.1 CBS shall have the right to terminate this Agreement if (any of the following occurs):

                  (a) MarketWatch breaches any material term or condition of this Agreement, and has failed to cure such breach. The foregoing cure period will not apply to MarketWatch's warranties hereunder, where a specific cure period is provided herein, to MarketWatch's obligations regarding CBS News Content or to breaches incapable of being cured.

                  (b) MarketWatch: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors;
(ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing: (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iv) is liquidated or dissolved; or (v) is no longer at least 20% owned by CBS.

CBS may exercise its right to terminate pursuant to this Section 9.1 by sending MarketWatch the appropriate notice. No exercise by CBS of its rights under this
Section 9.1 will limit CBS's remedies by reason of MarketWatch's default, CBS's rights to exercise any other rights under this Section 9.1, or any of CBS's other rights.

10.      GENERAL

         10.1 Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, CBS may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with, CBS, or to any entity that acquires CBS by purchase of stock or by merger or otherwise, or by obtaining substantially all of CBS assets (a "CBS Assignee"), provided that any such CBS Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of CBS under this Agreement.

         10.2 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of CBS and MarketWatch agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of CBS and MarketWatch further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any maters to which it has submitted to jurisdiction in this Section 10.2. Each of CBS and MarketWatch irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         10.3 Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

         10.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforcability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

         10.5 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to MarketWatch,

                           c/o Data Broadcasting Corporation
                           1900 South Norfolk Street
                           San Mateo, CA  94403

                           Attention of Larry Kramer

                  (ii)     if to CBS,

                           CBS Inc.
                           51 West 52nd Street
                           New York, New York  10019

                           Attention of Derek Reisfield

         with copies to:

                           CBS Inc.
                           51 West 42nd Street
                           New York, New York  10019

                           Attention of General Counsel, and

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York  10019

                           Attention of Peter S. Wilson, Esq.

         10.6 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         10.7 No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         10.8 This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         10.9 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

         10.10 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, any two parties hereto may waive compliance by the third party with any term or provision of this Agreement that such third party was or is obligated to comply with or perform.

         10.11 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         10.12 Except as provided in Article VI of the Contribution Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto ad such assigns, any legal or equitable rights hereunder.

         10.13 The headings contained in this Agreement or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MarketWatch.Com, LLC                    CBS INC.


By: /s/ LAWRENCE S. KRAMER              By: /s/ FREDRIC G. REYNOLDS
    ----------------------------------     ------------------------------------

Name:      Lawrence S. Kramer           Name:      Fredric G. Reynolds
      -------------------------------        ----------------------------------

Title:  CEO                             Title:  Executive Vice President and
                                                Chief Financial Officer

                                    EXHIBIT 1


(Attached to and forming a part of the Agreement, made as of October 29, 1997 between CBS Inc. and MarketWatch.Com, LLC)


--------------------------------------------------------------------------------


                                    CBS MARKS

                                       CBS


                                 (EYEBALL LOGO)

                                    EXHIBIT 2


(Attached to and forming a part of the Agreement, made as of October 29, 1997 between CBS Inc. and MarketWatch.Com, LLC)


--------------------------------------------------------------------------------


                     CBS LICENSE GUIDELINES AND RESTRICTIONS


I.       GENERAL

         The MarketWatch Site shall not include Content that: (i) is sexually explicit, (ii) contains profanity or (iii) that denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap.

II.      CBS NEWS CONTENT

         1. Each party shall notify the other of all errors, omissions, and/or inaccuracies in transmission or transcription of the CBS News Content within forty-eight (48) hours after it becomes aware thereof.

         2. If MarketWatch provides such notice, it shall specify to CBS what action, if any, it has taken to correct the error, omission and/or inaccuracy.

         3. If CBS provides such a notice, or receives such notice, it may specify the action to be taken by MarketWatch to correct the error, omission and/or inaccuracy or resubmit such content.

         4. All CBS News Content shall be subject to restrictions and instructions disclosed by CBS at any time.

         5. CBS shall have the right to refuse to deliver to MarketWatch any CBS News Content if, in CBS's sole discretion, the CBS News Content or the use contemplated, conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or which might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any person, or subject CBS to liability for any reason.

         6. MarketWatch shall abide by responsible journalistic standards. No CBS News Content shall be used/displayed out of context. MarketWatch shall no distort or misrepresent any events, opinions or statements contained in the CBS News Content received by MarketWatch.

III.     TRADEMARKS

         MarketWatch shall place a trademark notice to be furnished by CBS on all items or materials utilizing CBS Marks. CBS shall provide MarketWatch with the manner, style and placement of such notice, which shall be deemed incorporated into this Section.

IV.      CROSS-LINKS

         1. MarketWatch shall not establish any links from the MarketWatch Site to any gambling, pornographic or obscenity Content.

         2. MarketWatch shall not conduct any cross promotions between the MarketWatch Site and any Internet Site which uses or exhibits gambling, pornographic or obscenity Content.

V.       OWNERSHIP

         1. MarketWatch shall place an appropriate copyright notice to be furnished by CBS on all CBS Content Pages of the MarketWatch Site.

         2. MarketWatch and CBS shall mutually develop the procedures for placing any third party copyright notice on any CBS Content Page.